Exhibit 10.1

WAIVER

This Waiver, dated as of March 17, 2020 (this “Waiver”), with respect to that certain Credit Agreement, dated as of March 22, 2017 (as amended by Amendment No. 1, dated as of February 22, 2018 and Amendment No. 2, dated as of December 19, 2018 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PROPETRO HOLDING CORP., a Delaware corporation (“Holdings”), PROPETRO SERVICES, INC., a Texas corporation (“Borrower”), the institutions from time to time party thereto as lenders and letter of credit issuers, BARCLAYS BANK PLC, as Administrative Agent, is entered into among Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, certain Defaults may arise under Section 6.2(a) of the Credit Agreement if the Borrower fails to deliver the audited annual financial statements of Holdings, the Borrower and its Restricted Subsidiaries and related reports, statements and auditors’ opinion for the fiscal year ended December 31, 2019 (the “2019 Audit”) by the date that is ninety (90) days after the close of such Fiscal Year (the “Anticipatory Defaults”); and

WHEREAS the Borrower has requested, and the Administrative Agent and the Lenders party hereto (which constitute the Required Lenders) have agreed, to waive during the Waiver Period (as defined below) the requirements set forth in Section 6.2(a) of the Credit Agreement with respect to the 2019 Audit as set forth herein, in each case, subject to the terms and conditions contained herein.

Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.       Limited Waivers.

(a)                The Administrative Agent and the Lenders hereby waive during the Waiver Period (as defined below), the requirements set forth in Section 6.2(a) of the Credit Agreement with respect to delivery of the 2019 Audit. This is a limited waiver and shall not be deemed to constitute a waiver of any Default or Event of Default or any prior, current or future breach of the Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the Credit Agreement or any other Loan Documents (other than, for the avoidance of doubt, the Anticipatory Defaults).

(b)                As used herein, the term “Waiver Period” means the waiver of the requirements in Section 6.2(a) of the Credit Agreement with respect to delivery of the 2019 Audit for the period commencing on March 13, 2020 and ending at 11:59 p.m. (New York City time) on July 31, 2020.

Section 2.       Conditions Precedent to the Effectiveness of this Waiver

This Waiver shall become effective when, and only when, the following conditions precedent have been satisfied (the date of such effectiveness, the “Waiver Effective Date”):

(a)                The Administrative Agent shall have received counterparts of this Waiver, duly executed by Holdings, the Borrower and Lenders sufficient to constitute the Required Lenders, and this Waiver shall have become effective prior to 11:59 p.m. (New York City time) on March 17, 2020.

(b)                After giving effect to the limited waivers set forth in Section 1 hereof, all of the representations and warranties set forth in Section 3 hereof shall be true and correct in all respects as of the Waiver Effective Date and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower certifying as to such representations.

(c)                The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Waiver (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent).

Section 3.       Representations and Warranties

On and as of the Waiver Effective Date after giving effect to this Waiver, each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and each Lender party hereto as follows:

(a)                each of Holdings and the Borrower has the power and authority to execute, deliver and perform this Waiver. Each of Holdings and the Borrower has taken all necessary corporate action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Waiver. This Waiver has been duly executed and delivered by each of Holdings and the Borrower, and constitutes the legal, valid and binding obligations of each of Holdings and the Borrower, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Each of Holdings’ and the Borrower’s execution, delivery and performance of this Waiver does not (x) conflict with, or constitute a violation or breach of, the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings and/or the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to Holdings and/or the Borrower, or (c) any Organization Document of Holdings and/or the Borrower in any respect that would reasonably be expected to have a Material Adverse Effect or (y) result in the imposition of any Lien upon the property of Holdings or the Borrower by reason of any of the foregoing;

(b)               no Default or Event of Default has occurred and is continuing or would result from the consummation of this Waiver and the transactions contemplated hereby; and

(c)                the representations and warranties contained in Article VII of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Waiver Effective Date as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, in which case they shall be true and correct in all material respects (and in all respects with respect to representations qualified by materiality) as of such specified prior date.

Section 4.       Reference to and Effect on the Loan Documents

(a)                Once this Waiver shall become effective, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby and this Waiver and the Credit Agreement shall be read together and construed as a single instrument.

(b)                Except as specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement are intended or implied, and in all other respects the Obligations, Credit Agreement and Loan Documents are hereby specifically ratified, restated and confirmed by Holdings and the Borrower as of the effective date hereof. Holdings and the Borrower hereby agree that this Waiver shall in no manner affect or impair the Obligations or the Liens securing the payment and performance thereof. Each of Holdings and the Borrower hereby ratifies and confirms all of its respective obligations and liabilities under the Credit Agreement and each other Loan Document to which it is party, as expressly modified herein, and ratifies and confirms all Liens securing such obligations and liabilities.

(c)                The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Holdings, the Borrower or the Administrative Agent under any of the Loan Documents or serve to effect a novation of the Obligations or for any purpose except as expressly set forth herein.

(d)                This Waiver shall constitute a Loan Document under the terms of the Credit Agreement. To the extent of conflict between the terms of this Waiver and the Credit Agreement, the terms of this Waiver shall control.

Section 5.       Execution in Counterparts

This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including without limitation Adobe pdf file) shall be effective as delivery of a manually executed counterpart hereof.

Section 6.       Reaffirmation

Each of Holdings and the Borrower, by its signature below, hereby affirms and confirms that on and after the Waiver Effective Date (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations.

Section 7.       Lender Signatures

Each Lender that signs a signature page to this Waiver shall be deemed to have approved this Waiver and shall be further deemed for the purposes of the Loan Documents to have approved this Waiver. Each Lender signatory to this Waiver agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Waiver, but agrees that a copy of such signature page may be delivered to Holdings, the Borrower and the Administrative Agent.

Section 8.       Governing Law

THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.       Section Titles

The section titles contained in this Waiver are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 10.     Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 11.     Severability

Any provision of this Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.     Successors

The terms of this Waiver shall be binding upon, and shall inure to the benefit of, the Lenders, the parties hereto and their respective successors and permitted assigns.

Section 13.     Submission to Jurisdiction; Waiver of Jury Trial

Sections 14.3 and 14.4 of the Credit Agreement are incorporated by reference herein mutatis mutandis.

Section 14.     Acknowledgements.

Each of Holdings and the Borrower hereby acknowledges that:

(a)                it has been advised by counsel in the negotiation, execution and delivery of this Waiver;

(b)                neither any Agent nor any Lender has any fiduciary relationship with or duty to each of Holdings and the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between any Agent and Lenders, on one hand, and each of Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

[Signature pages follow.]

In Witness Whereof, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PROPETRO SERVICES, INC., as Borrower

By:	/s/ Darin G. Holderness
	Name:	Darin G. Holderness
	Title:	Interim Chief Financial Officer

PROPETRO HOLDING CORP, as Holdings

By:	/s/ Darin G. Holderness
	Name:	Darin G. Holderness
	Title:	Interim Chief Financial Officer

[Signature Page to ABL Facility Waiver]

BARCLAYS BANK PLC, as Administrative Agent and a Lender

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Signature Page to ABL Facility Waiver]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Jorge Diaz Granados
	Name:	Jorge Diaz Granados
	Title:	Authorized Officer

[Signature Page to ABL Facility Waiver]

Goldman Sachs Bank USA, as a Lender

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Signature Page to ABL Facility Waiver]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Katy Berkemeyer
	Name:	Katy Berkemeyer
	Title:	Authorized Signatory

[Signature Page to ABL Facility Waiver]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

[Signature Page to ABL Facility Waiver]

Siemens Financial Services, Inc., as a Lender

By:	/s/ Michael L. Zion
	Name:	Michael L. Zion
	Title:	Vice President

By:	/s/ John Finore
	Name:	John Finore
	Title:	Vice President

[Signature Page to ABL Facility Waiver]